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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report (Date of Event)
                         July 20, 1995 (July 14, 1995)

                           CRAY COMPUTER CORPORATION
            (Exact name of registrant as specified in its charter)

                                   Delaware
                           (State of Incorporation)

      0-18072                                          84-1120275
(Commission file number)                 (I.R.S. Employer Identification Number)

   1110 Bayfield Drive, Colorado Springs, Colorado                     80906
     (Address of principal executive offices)                        (Zip Code)

      Registrant's telephone number, including area code: (719) 579-6464
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ITEM 5. OTHER EVENTS.
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Other Event No. 1: On July 14, 1995 the Registrant's Board of Directors passed
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a resolution whereby the Registrant requested voluntary delisting from the NASDQ
Market. The delisting request is directly related to the Registrant's forthcoming Chapter 11 Plan whereby the Registrant will liquidate its assets with approval of the Bankruptcy Court. The NASDAQ Stock Market, Inc. was notified of this request on July 14, 1995.

Other Event No. 2: The Registrant issued the following press release on July 14,
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1995:

                 CRAY COMPUTER CORPORATION BOARD OF DIRECTORS
                          AUTHORIZES CHAPTER 11 PLAN

COLORADO SPRINGS, CO., JULY 14, 1995-Cray Computer Corporation announced today that its Board of Directors has authorized and directed Officers of the Corporation to take all steps they deem necessary or appropriate to prepare and implement a Chapter 11 Plan pursuant to which all or most of the assets of the Corporation will be sold for the benefit of the Corporation's creditors and, to the extent feasible, the benefit of the shareholders of the Corporation. Management of the Corporation believes that a liquidating distribution to its shareholders is unlikely.

Since filing under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Colorado on March 24, 1995, the Officers of the Corporation have pursued the possibility that the Corporation could emerge from its Chapter 11 bankruptcy as a going concern. These Officers have concluded, and the Board of Directors has agreed, that the Corporation will not be able to continue its business. The Corporation will pursue the liquidation of its assets pursuant to a Chapter 11 Plan to be prepared and presented to the Bankruptcy Court.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
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Exhibits

      None
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                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CRAY COMPUTER CORPORATION
                                        -------------------------


DATE: July 20, 1995             BY: /s/ WILLIAM G. SKOLOUT
                                   -------------------------------
                                           William G. Skolout
                                           Vice President and
                                           Chief Financial Officer